Exhibit 10.2

SCANSOURCE, INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

Effective July 1, 2004

SECTION 1

Purpose and Administration

1.1. Name of Plan. ScanSource, Inc. (the “Company”) hereby adopts the ScanSource, Inc. Deferred Compensation Plan (the “Plan”), as set forth herein.

1.2. Effective Date. The effective date of this Plan is July 1, 2004.

1.3. Purpose. The Company has established the Plan primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees of the Participating Employers. The Plan is intended to be a top-hat plan as described in Section 201(2), 301(a)(3) and 401(a)(1) of ERISA. The Company intends that the Plan (and each Trust under the Plan as described in Section 13.2) shall be treated as unfunded for tax purposes and for purposes of Title I of ERISA. The Plan is not intended to qualify under Section 401(a) or the Code. A Participating Employer’s obligations hereunder, if any, to a Participant (or to a Participant’s beneficiary) shall be unsecured and shall be a mere promise by the Participating Employer to make payments hereunder in the future. A Participant (and, if applicable, the Participant’s beneficiary) shall be treated as a general unsecured creditor of any Participating Employer.

1.4. Administration. The Plan shall be administered by the committee appointed by the Company’s Board of Directors.

(a)	Authority. The Plan Administrative Committee shall have full authority and power to administer and construe the Plan, subject to applicable requirements of law. Without limiting the generality of the foregoing, the Plan Administrative Committee shall have the following powers and duties:

(i)	To make and enforce such rules and regulations as it deems necessary or proper for the administration of the Plan;

(ii)	To interpret the Plan and to decide all questions concerning the Plan;

(iii)	To designate persons eligible to participate in the Plan, subject to the approval of the Board;

(iv)	To determine the amount and the recipient of any payments to be made under the Plan;

(v)	To designate and value any investments deemed held in the Accounts;

(vi)	To appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan; and

ScanSource, Inc.

Deferred Compensation Plan

Effective July 1, 2004

(vii)	To make all other determinations and to take all other steps necessary or advisable for the administration of the Plan.

Subject to paragraph (b) below, all decisions made by the Plan Administrative Committee pursuant to the provisions of the Plan shall be made in its sole discretion and shall be final, conclusive, and binding upon all parties.

(b)	Authority of Board of Directors. Notwithstanding anything in this Plan to the contrary, the Board shall have the power

(i)	to review and approve the persons who will be eligible to participate in the Plan; and

(ii)	to make determinations with respect to the participation and benefits of to any member of the Plan Administrative Committee who is a participant in the Plan.

(c)	Delegation of Duties. The Plan Administrative Committee may delegate such of its duties and may engage such experts and other persons as it deems appropriate in connection with administering the Plan. The Plan Administrative Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by the Plan Administrative Committee, in good faith in reliance upon any opinions or reports furnished to it by any such experts or other persons.

(d)	Expenses. All expenses incurred prior to the termination of the Plan that shall arise in connection with the administration of the Plan, including, without limitation, administrative expenses and compensation and other expenses and charges of any actuary, counsel, accountant, specialist, or other person who shall be employed by the Plan Administrative Committee in connection with the administration of the Plan shall be paid by the Participating Employers.

(e)	Indemnification of Plan Administrative Committee. The Participating Employers agree to indemnify and to defend to the fullest extent permitted by law any person serving as a member of the Plan Administrative Committee, and each employee of a Participating Employer or any of their affiliated companies appointed by the Plan Administrative Committee to carry out duties under this Plan, against all liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

(f)	Liability. To the extent permitted by law, neither the Plan Administrative Committee nor any other person shall incur any liability for any acts or for any failure to act except for liability arising out of such person’s own willful misconduct or willful breach of the Plan.

ScanSource, Inc.

Deferred Compensation Plan

Effective July 1, 2004

SECTION 2

Definitions

For purposes of the Plan, the following words and phrases shall have the meanings set forth below, unless their context clearly requires a different meaning:

2.1. Account. “Deferred Compensation Account” means the bookkeeping account maintained for the Participant in accordance with Section 7.1 and which includes the following subaccounts:

(a)	“Compensation Deferral Account” means the portion of the Participant’s Account attributable to Compensation Deferrals, and the earnings thereon.

(b)	“Employer Contribution Account” means the portion of the Participant’s Account attributable to Discretionary Matching Contributions, and the earnings thereon.

2.2. Affiliate. “Affiliate” means any corporation, partnership, joint venture, association or similar organization or entity in which the Company owns, directly or indirectly, a majority of equity interests.

2.3. Board. “Board” means the Board of Directors of ScanSource, Inc.

2.4. Change in Control. “Change in Control” means a Change in Control as described in Appendix A to this Plan.

2.5. Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code includes any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

2.6. Company. “Company” means ScanSource, Inc. or any successor company that adopts this Plan.

2.7. Compensation. “Compensation” means such forms of compensation payable in cash as may be designated by the Plan Administrative Committee, from time to time, in its sole discretion, as eligible for deferral under this Plan. Compensation may include, but shall be not limited to, base salary, and any bonus compensation, payable to the Participant.

2.8. Compensation Deferrals. “Compensation Deferrals” means the amount of Compensation that a Participant elects to defer pursuant to Section 4.

2.9. Deferral Election. “Deferral Election” means an election made by a Participant pursuant to Section 4 to defer Compensation.

ScanSource, Inc.

Deferred Compensation Plan

Effective July 1, 2004

2.10. Discretionary Matching Contribution. “Discretionary Matching Contribution” means the contribution deemed credited to a Participant’s Account pursuant to Section 5.

2.11. Eligible Employee. “Eligible Employee” means an employee of a Participating Employer who has been designated pursuant to Section 3 as eligible to make contributions to the Plan.

2.12. “ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Any reference to a section of ERISA includes any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

2.13. Participant. “Participant” means an Employee who meets the eligibility criteria set forth in Section 3 and who has made a Deferral Election in accordance with the terms of the Plan.

2.14. Participating Employer. “Participating Employer” means ScanSource, Inc., and any of its participating Affiliates, or any successor companies.

2.15. Plan Administrative Committee. The “Plan Administrative Committee” means the committee appointed by the Company’s Board of Directors to administer the Plan.

2.16. Plan Year. “Plan Year” shall be July 1 through June 30, which is the fiscal year of the Company.

2.17. Retirement Date. “Retirement Date” means the date on which a Participant elects to retire having an attained age of 65 or greater.

2.18. Totally Disabled or Total Disability. A Participant shall be considered to be “Totally Disabled” or to have a “Total Disability” if he or she becomes entitled to receive disability benefits under a Participating Employer’s long-term disability insurance plan.

2.19. Valuation Date. “Valuation Date” means each business day the financial markets and Wachovia are open, unless the underlying investment requires a less frequent valuation.

2.20. Other Definitions. In addition to the terms defined in this Section 2, other terms are defined when first used in Sections of this Plan.

ScanSource, Inc.

Deferred Compensation Plan

Effective July 1, 2004

SECTION 3

Eligibility and Participation

3.1. Eligible Employees. Only employees who are designated by the Plan Administrative Committee and approved by the Board shall be eligible to participate in the Plan. See Appendix B.

3.2. Participation.

(a)	An Eligible Employee shall become a Participant in the Plan by (i) completing and submitting to the Company a Deferral Election in accordance with Section 4 below, and (ii) complying with such terms and conditions as the Board and/or the Plan Administrative Committee may from time to time establish for the implementation of the Plan, including, but not limited to, any condition the Board and/or the Plan Administrative Committee may deem necessary or appropriate for the Participating Employers to meet their obligations under the Plan.

(b)	An employee shall only be a Participant eligible to have compensation deferred under this Plan while he or she is designated as an Eligible Employee. If an employee subsequently ceases to be a designated eligible employee after becoming a Participant, he or she shall remain a Participant for the other purposes of the Plan to the extent of any existing Account balance subject to Section 14.1.

ScanSource, Inc.

Deferred Compensation Plan

Effective July 1, 2004

SECTION 4

Compensation Deferrals

4.1. Deferral Elections. Subject to Section 4.2, an Eligible Employee may elect to defer receipt of Compensation for a Plan Year as follows:

(a)	Except as otherwise provided in paragraph (b) below, an election to defer receipt of Compensation that otherwise would be payable to him or her for a Plan Year must be made no later than the last day of the Plan Year preceding the Plan Year in which the Compensation being deferred is earned and is made available to the Participant.

(b)	Notwithstanding paragraph (a), (i) an employee who becomes eligible to participate as of July 1, 2004 must make his or her election no later than July 30, 2004, and (ii) an employee who first becomes eligible to participate during a Plan Year may make an election to defer receipt of compensation payable within thirty (30) days after he or she first becomes eligible to participate in the Plan. An election made pursuant to this paragraph will be effective as of the first payroll period after such election is filed.

(c)	An Eligible Employee’s Deferral Election for any Plan Year shall continue in effect for subsequent Plan Years unless and until the employee

(i)	makes a new Deferral Election in accordance with the requirements of this Section 4,

(ii)	modifies or revokes the election as provided by Section 4.4, or

(iii)	fails to elect to have the maximum salary deferral contribution made to the ScanSource, Inc. 401(k) Plan for a Plan Year as required by Section 4.2.

4.2. Required 401(k) Plan Salary Deferral Election. Notwithstanding anything in this Section 4 to the contrary, an Eligible Employee may not make a Deferral Election for a Plan Year unless he or she has elected to make the maximum required salary deferral contribution to the ScanSource, Inc. 401(k) Plan for that Plan Year. The amount of the maximum required 401(k) Plan salary deferral election for a Plan Year will be determined by the Plan Administrative Committee at least thirty (30) days prior to the beginning of the Plan Year.

4.3. Amount of Deferral. A Participant may elect to defer receipt of a percentage of his or her Compensation payable for a Plan Year subject to the following rules:

(a)	The maximum percentage Compensation that can be deferred for a Plan Year will be determined by the Plan Administrative Committee at least thirty (30) days prior to the beginning of the Plan Year.

ScanSource, Inc.

Deferred Compensation Plan

Effective July 1, 2004

(b)	The amount of the deferral elected for the Plan Year cannot reduce the Participant’s cash compensation below the amount the Participating Employer determines necessary to satisfy applicable federal, state and local income and employment withholding taxes and any obligations to make benefit plan contributions.

4.4. Modification or Revocation of Deferral Election of Participant. A Participant may not change the amount of his or her Compensation Deferrals during a Plan Year. However, a Participant may discontinue Compensation Deferrals at any time by filing such forms and subject to such limitations and restrictions as the Plan Administrative Committee may prescribe in its discretion. If approved by the Plan Administrative Committee, revocation shall take effect as of the first payroll period next following approval by the Plan Administrative Committee. If a Participant discontinues a Deferral Election during a Plan Year, he or she will not be permitted to elect to make Compensation Deferrals again until the next Plan Year.

4.5. General Rules. An election to defer Compensation shall be made at the time, and in the form, manner, and in accordance with the notice requirements, prescribed by the Plan Administrative Committee.

4.6. Compensation Deferral Account.

(a)	The amount of Compensation deferred by a Participant shall be credited to the Participant’s Compensation Deferral Account as of the Valuation Date coincident with or immediately following the date such Compensation would, but for the Participant’s Deferral Election, be payable to the Participant.

(b)	The Compensation Deferrals, and the earnings thereon, credited to the Participant’s Compensation Deferral Account shall be immediately 100% vested and nonforfeitable at all times.

ScanSource, Inc.

Deferred Compensation Plan

Effective July 1, 2004

SECTION 5

Discretionary Matching Contributions

5.1. Discretionary Matching Contribution.

(a)	For any Plan Year, a Participating Employer may credit to the Deferred Compensation Account of any Participant employed by that Participating Employer with a Discretionary Matching Contribution in such amount as may be determined by the Participating Employer in its sole discretion at least thirty (30) days prior to the beginning of the Plan Year.

(b)	The amount of the Discretionary Matching Contribution to be credited to a Participant’s Account for a Plan Year shall be equal to such dollar amount, such percentage of a Participant’s Compensation Deferrals, or any combination thereof, as may be determined by the Participating Employer in its sole discretion.

(c)	Any Discretionary Matching Contribution will be credited to a Participant’s Participating Employer Contribution Account as of the Valuation Date specified by the Participating Employer.

5.2. Vesting of Discretionary Matching Contribution.

(a)	Except as otherwise provide in paragraph (b) below and subject to Section 10, the Discretionary Matching Contribution credited to a Participant’s Account with respect to a particular Plan Year shall become vested in accordance with the following schedule:

Years of Service Completed Following Plan Year for which Contribution is Credited	Vested Percentage
Less than 3 Years of Service	0%
3 Years of Service	50%
4 Years of Service	75%
5 or more Years of Service	100%

A Participant will be credited with a Year of Service if

(i)	he or she is actively employed by a Participating Employer for a continuous period of at least 6 full months during a Plan Year, or

(ii)	he or she fails to meet the active employment requirement in clause (i) above solely as a result of an approved leave of absence.

ScanSource, Inc.

Deferred Compensation Plan

Effective July 1, 2004

(b)	Notwithstanding the foregoing vesting schedule, the balance credited to a Participant’s Participating Employer Contribution Account shall be become fully vested if the Participant remains continuously employed by a Participating Employer or an Affiliate until his or her death, Total Disability, attainment of age 65, or the occurrence of a Change in Control.

ScanSource, Inc.

Deferred Compensation Plan

Effective July 1, 2004

SECTION 6

Distribution Elections

Subject to the other terms contained in this Plan, a Participant may make the following distribution elections:

6.1. In-Service Distribution. The Participant may elect to have the total amount of Compensation Deferrals and vested Discretionary Matching Contributions credited to his or her Account for a particular Plan Year, and any earnings thereon, distributed in a lump sum at a specified date prior to his or her termination of employment subject to the following rules:

(a)	The specified in-service distribution date cannot be earlier than the end of the five (5) Plan Year period following the Plan Year for which such Compensation Deferrals and Discretionary Matching Contributions are credited to his or her Account.

(b)	Such election shall be made at the same time the Participant makes the Deferral Election in accordance with Section 4 for that Plan Year. Any such election shall be irrevocable.

6.2. Retirement Distribution. A Participant may elect to have his or her Account distributed upon termination of employment following his or her Retirement Date as follows:

(a)	The Participant may elect to have his or her Account distributed all or part in a single lump sum payment; or

(b)	The Participant may elect to have the balance of his or her Account distributed in substantially equal monthly installment payments for a period of 36, 48 or 60 months. The balance of any Account not distributed in a single lump sum pursuant to Section 6.2(a) shall continue to be invested and reinvested as provided in Section 7.2 until the balance of the Account is distributed.

Such election shall be made at the time the Participant first elects to participate in this Plan; provided that the Participant may change his or her retirement distribution election by submitting a new election to the Plan Administrative Committee at least one (1) year prior to his or her Retirement Date.

Notwithstanding the provisions in this Section 6.2, the Company reserves the right to distribute a Participant’s Account in a lump sum if the Account balance totals less than $10,000.

6.3. Election of Distribution Upon Change in Control. A Participant may elect to have his or her Account distributed immediately following a Change in Control. Such election shall be made at the time the Participant first elects to participate in this Plan. Any such election shall be irrevocable.

ScanSource, Inc.

Deferred Compensation Plan

Effective July 1, 2004

6.4. General Rules. Elections under this Section 6 shall be made in the form, manner, and in accordance with the notice requirements prescribed by the Plan Administrative Committee. Except as otherwise provided in this Plan, if a Participant fails to make a distribution election under this Section 6, the balance credited to his or her Account will be distributed in a single lump sum payment following his or her employment termination date.

ScanSource, Inc.

Deferred Compensation Plan

Effective July 1, 2004

SECTION 7

Deferred Compensation Accounts

7.1. Participant’s Accounts. The Company shall establish and maintain a separate memorandum account in the name of each Participant. Such account shall be credited or charged with (a) the Participant’s Compensation Deferrals, if any; (b) Discretionary Matching Contributions, if any; (c) income, gains, losses, and expenses of investments deemed held in such account; and (d) distributions from such account.

7.2. Investment of Accounts.

(a)	The amount credited to a Participant’s Account shall be deemed to be invested and reinvested in mutual funds, stocks, bonds, securities, and any other assets or investment vehicles, as may be selected by the Plan Administrative Committee in its sole discretion; provided that in no event shall such Accounts be deemed to be invested in securities issued by the Company.

(b)	A Participant may elect the manner in which his or her Account is deemed to be invested and reinvested among the deemed investment options selected by the Plan Administrative Committee. A Participant’s investment election shall remain in effect until the Participant properly files a change of election with the Plan Administrative Committee. In the event that any Participant fails to make an election with respect to the investment of all or a portion of the balance in his or her account at any time, the Participant shall be deemed to have elected that such balance be deemed to be invested in a money market (or equivalent) fund and such assets shall remain in such investment fund until such time as the Participant directs otherwise.

(c)	A Participant’s investment direction (or any change in his or her investment direction) shall be made in the form, manner, and in accordance with the notice requirements, prescribed by the Plan Administrative Committee.

(d)	A Participant, by electing to participate in this Plan, agrees on behalf of himself or herself and his or her designated beneficiaries, to assume all risk in connection with any increase or decrease in value of the investments which are deemed to be held in his or her account. Each Participant further agrees that the Plan Administrative Committee and the Participating Employer shall not in any way be held liable for any investment decisions or for the failure to make any investments by the Plan Administrative Committee.

ScanSource, Inc.

Deferred Compensation Plan

Effective July 1, 2004

SECTION 8

Distribution of Compensation Deferral Account Prior to Termination of Employment

All or a portion of the balance credited to a Participant’s Compensation Deferral Account may be distributed prior to termination of a Participant’s employment as follows:

8.1. Designated In-Service Distribution Date. If the Participant has elected to receive an in-service distribution in accordance with Section 6.1, the Compensation Deferrals subject to such election, and any earnings thereon, shall be distributed to the Participant in a single lump sum payment as of the specified distribution date.

8.2. Financial Hardship. The Plan Administrative Committee, in his sole discretion, may permit a hardship payment to be made to a Participant at any time prior to termination of employment in the event of an “unforeseeable emergency”. Withdrawals of amounts because of an unforeseeable emergency will be permitted to the extent reasonably needed to satisfy the emergency need.

(a)	For purposes of this Section, an “unforeseeable emergency” is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

(b)	The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

(i)	Through reimbursement or compensation by insurance or otherwise;

(ii)	By liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

(iii)	By cessation of Compensation Deferrals under the Plan.

8.3. Distribution Upon Change in Control. If a Participant has elected to receive distribution of his or her Account upon the occurrence of a Change in Control, the balance credited to the Participant’s Account, shall be distributed to the Participant in a single lump sum payment within 30 days after the Change in Control.

ScanSource, Inc.

Deferred Compensation Plan

Effective July 1, 2004

SECTION 9

Distribution of Accounts Following Termination of Employment

9.1. Termination of Employment Prior to Retirement Date. In the event that a Participant terminates employment for any reason other than death or becoming Totally Disabled prior to his or her Retirement Date, the vested balance credited to his or her Account will be distributed to the Participant in a single lump sum within the calendar month following the calendar month of the Participant’s employment termination date.

9.2. Termination of Employment At or After Retirement Date. In the event that a Participant terminates employment at or after his or her Retirement Date, the Participant’s Account will be distributed as follows:

(a)	Distribution will be made to the Participant at the time and in the manner elected by the Participant in accordance with Section 6.2 commencing with the first calendar month following the calendar month of the Participant’s employment termination date.

Notwithstanding the foregoing, if the balance credited to the Participant’s Account as of the employment termination date is less than $10,000, then distribution will be made in a single lump sum payment within the calendar month following the calendar month of the Participant’s employment termination date.

(b)	If the Participant has not made a retirement distribution election, the Account will be distributed in a single lump sum payment no later than first calendar month following the calendar month of the Participant’s employment termination date.

9.3. Termination of Employment Due to Total Disability. In the event that a Participant terminates employment at any time by reason of becoming Totally Disabled, the balance credited to his or her Account will be distributed to the Participant in a single lump payment within the calendar month following the calendar month of the Participant’s employment termination date.

9.4. Death. In the event that a Participant’s employment is terminated by reason of his or her death, the balance credited to his or her Account will be distributed to the Participant’s designated beneficiary in a single lump payment within the calendar month following the calendar month of the Participant’s death.

9.5. Designated Beneficiary.

(a)	The Participant may name a beneficiary or beneficiaries to receive the balance of the Participant’s Deferred Compensation Account in the event of the Participant’s death prior to the payment of the Participant’s entire Deferred Compensation Account. To be effective, any beneficiary designation must be filed in writing with the Plan Administrative Committee in accordance with rules and procedures adopted by the Plan Administrative Committee for that purpose.

ScanSource, Inc.

Deferred Compensation Plan

Effective July 1, 2004

(b)	A Participant may revoke an existing beneficiary designation by filing another written beneficiary designation with the Plan Administrative Committee. The latest beneficiary designation received by the Plan Administrative Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Plan Administrative Committee prior to the Participant’s death.

(c)	If no beneficiary is named by a Participant, or if the Participant survives all of the Participant’s named beneficiaries and does not designate another beneficiary, the Participant’s Deferred Compensation Account shall be paid in the following order of precedence:

(i)	The Participant’s Spouse;

(ii)	The Participant’s children (including adopted children) per stirpes; or

(iii)	The Participant’s estate.

ScanSource, Inc.

Deferred Compensation Plan

Effective July 1, 2004

SECTION 10

Forfeiture of Benefits

10.1. Notwithstanding anything in this Plan to the contrary, if the Plan Administrative Committee, in its sole discretion, determines that

(a)	the Participant’s employment with the Participating Employer has been terminated for Good Cause or,

(b)	if at any time during which a Participant is entitled to receive payments under the Plan, the Participant has breached any of his or her post-employment obligations, including, but not limited to, any restrictive covenants or obligations under any agreement and general release, then the Plan Administrative Committee may cause the Participant’s entire interest in benefits attributable to his or her Employer Contribution Account to be forfeited and discontinued, or may cause the Participant’s payments of benefits under the Plan to be limited or suspended for such other period the Plan Administrative Committee finds advisable under the circumstances, and may take any other action and seek any other relief the Plan Administrative Committee, in its sole discretion, deems appropriate.

10.2. “Good Cause” means the Participant’s fraud, dishonesty, or willful violation of any law or significant policy of the Participating Employer that is committed in connection with the Participant’s employment by or association with the Company or Affiliate. Whether a Participant has been terminated for Good Cause shall be determined by the Plan Administrative Committee.

Regardless of whether a Participant’s employment initially was considered to be terminated for any reason other than Good Cause, the Participant’s employment will be considered to have been terminated for Good Cause for purposes of this Plan if the Plan Administrative Committee subsequently determines that the Participant engaged in an act constituting Good Cause.

10.3. The decision of the Plan Administrative Committee shall be final. The omission or failure of the Plan Administrative Committee to exercise this right at any time shall not be deemed a waiver of its right to exercise such right in the future. The exercise of discretion will not create a precedent in any future cases.

ScanSource, Inc.

Deferred Compensation Plan

Effective July 1, 2004

SECTION 11

Appeals Procedure

11.1. The Plan Administrative Committee shall approve or wholly or partially deny all claims for benefits under the Plan within a reasonable period of time after all required documentation has been furnished to the Plan Administrative Committee.

11.2. If a claim is wholly or partially denied, the Plan Administrative Committee shall provide the claimant with written notice setting forth the specific reasons for the denial, making reference to the pertinent provisions of the Plan or the Plan documents on which the denial is based; describe any additional material or information that should be received before the claim may be acted upon favorably, and explain why such material or information, if any, is needed; and inform the person making the claim of his or her right pursuant to this Section to request review of the decision by the Plan Administrative Committee.

11.3. A claimant shall have the right to request a review of the decision denying the claim. Such request must be made by filing a written application for review with the Plan Administrative Committee no later than sixty (60) days after receipt by the claimant of written notice of the denial of his or her claim. The claimant may review pertinent Plan documents and shall submit such written comments and other information which he or she wishes the Plan Administrative Committee to consider in connection with his or her claim.

11.4. The Plan Administrative Committee may hold any hearing or conduct any independent investigation which it deems necessary to render its decision on review. Such decision shall be made as soon as practicable after the Plan Administrative Committee receives the request for review. Written notice of the decision on review shall be promptly furnished to the claimant and shall include specific reasons for the decision.

11.5. For all purposes under the Plan, decisions on claims (where no review is requested) and decisions on review (where review is requested) shall be final, binding and conclusive on all interested persons.

ScanSource, Inc.

Deferred Compensation Plan

Effective July 1, 2004

SECTION 12

Amendment or Termination of the Plan

12.1. The Plan Administrative Committee may, in its sole discretion, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part, with respect to any Participants or beneficiaries whether or not payments have commenced to such Participants or beneficiaries. Notwithstanding the foregoing, no amendment, termination, or suspension of the Plan will affect a Participant’s right to receive amounts previously deferred under the Plan.

12.2. In the event the Plan is terminated, the Plan Administrative Committee shall distribute the remaining amounts in Participants’ Accounts at such times and in such ways as the Plan Administrative Committee, in its sole discretion, may deem appropriate.

ScanSource, Inc.

Deferred Compensation Plan

Effective July 1, 2004

SECTION 13

Unfunded Plan; Change in Control

13.1. Unfunded Plan. Nothing in this Plan shall be construed as giving any Participant, or his or her legal representative or designated beneficiary, any claim against any specific assets of the Company or any of its affiliated companies or as imposing any trustee relationship upon the Company or any of its affiliated companies in respect of the Participant. The Participating Employers shall not be required to segregate any assets in order to provide for the satisfaction of the obligations hereunder. Investments deemed held in the Accounts shall continue to be a part of the general funds of the applicable Participating Employers, and no individual or entity other than the Participating Employer shall have any interest whatsoever in such funds. If and to the extent that the Participant or his or her legal representative or designated beneficiary acquires a right to receive any payment pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the applicable Participating Employer.

13.2. Rabbi Trust. The Participating Employers shall establish a trust (or trusts) for the purpose of providing funds for the payment of the amounts credited to Participants under the Plan subject to the following rules:

(a)	Such trust(s) shall be an irrevocable grantor trust containing provisions which are the same as, or are similar to, the provisions contained in the model “rabbi trust” set forth in Internal Revenue Service Revenue Procedure 92-64 (or any successor ruling thereto).

(b)	The Participating Employers shall make contributions to the trust(s) equal to the amount of the Compensation Deferrals and Discretionary Matching Contributions as soon as practicable, but in no event later 10 business days, following the date on which such contributions are credited to Participants’ Accounts.

(c)	The Participating Employers shall pay all costs relating to the establishment and maintenance of the trust(s) and the investment of funds held in such trust(s).

13.3. Change in Control. In the event of a Change in Control, the Participating Employers shall, as soon as possible, but in no event later than five (5) business days following a Change in Control, make an irrevocable contribution to the trust(s) established pursuant to Section 13.2 in an amount that is sufficient to pay the total amount credited to all Accounts under the Plan as of the date of the Change in Control.

ScanSource, Inc.

Deferred Compensation Plan

Effective July 1, 2004

SECTION 14

Miscellaneous Provisions

14.1. Top-Hat Status. Notwithstanding any provision of the Plan to the contrary, if the Plan Administrative Committee determines that participation in the Plan by any one or more Participants shall cause the Plan to be subject to Parts 2, 3 or 4 of Title I of ERISA, the entire interest of such Participant or Participants under the Plan shall be immediately paid to such Participant or Participants by the Participating Employer, or shall otherwise be segregated from the Plan in the discretion of the Plan Administrative Committee, and such Participant or Participants shall cease to have any interest under the Plan.

14.2. Benefits Non-Assignable. Benefits under the Plan may not be anticipated, assigned or alienated, and will not be subject to claims of a Participant’s creditors by any process whatsoever, except as specifically provided in this Plan or by the Plan Administrative Committee in its sole discretion.

14.3. Right to Withhold Taxes. The Participating Employers shall have the right to withhold such amounts from any payment under this Plan as it determines necessary to fulfill any federal, state, or local wage or compensation withholding requirements.

14.4. No Right to Continued Employment. Neither the Plan, nor any action taken under the Plan, shall confer upon any Participant any right to continuance of employment by the Company or any of its affiliated companies nor shall it interfere in any way with the right of the Company or any of its affiliated companies to terminate any Participant’s employment at any time.

14.5. Mental or Physical Incompetency. If the Plan Administrative Committee determines that any person entitled to payments under the Plan is incompetent by reason of physical or mental disability, as established by a court of competent jurisdiction, the Plan Administrative Committee may cause all payments thereafter becoming due to such person to be made to any other person for his or her benefit, without responsibility to follow the application of amounts so paid. Payments made pursuant to this Section shall completely discharge the Plan Administrative Committee and the Participating Employer.

14.6. Unclaimed Benefit. Each Participant shall keep the Plan Administrative Committee informed in writing of his or her current address and the current address of his or her beneficiary. The Plan Administrative Committee shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Plan Administrative Committee within three (3) years after the date on which payment of the Participant’s Account may first be made, payment may be made as though the Participant had died at the end of the three (3) year period. If, within one additional year after such three (3) year period has elapsed, or, within three years after the actual death of a Participant, the Plan Administrative Committee is unable to locate any designated beneficiary of the Participant, then the Participating Employer shall have no further obligation to pay any benefit hereunder to such Participant or beneficiary or any other person and such benefit shall be irrevocably forfeited.

ScanSource, Inc.

Deferred Compensation Plan

Effective July 1, 2004

14.7. Suspension of Payments. If any controversy, doubt or disagreement should arise as to the person to whom any distribution or payment should be made, the Plan Administrative Committee, in its discretion, may, without any liability whatsoever, retain the funds involved or the sum in question pending settlement or resolution to the Plan Administrative Committee’s satisfaction of the matter, or pending a final adjudication by a court of competent jurisdiction.

14.8. Governing Laws. The provisions of the Plan shall be construed, administered and enforced according to applicable Federal law and the laws of State of South Carolina.

14.9. Severability. The provisions of the Plan are severable. If any provision of the Plan is deemed legally or factually invalid or unenforceable to any extent or in any application, then the remainder of the provision and the Plan, except to such extent or in such application, shall not be affected, and each and every provision of the Plan shall be valid and enforceable to the fullest extent and in the broadest application permitted by law.

14.10. No Other Agreements or Understandings. This Plan represents the sole agreement between the Participating Employers and Participants concerning its subject matter, and it supersedes all prior agreements, arrangements, understandings, warranties, representations, and statements between or among the parties concerning its subject matter.

ScanSource, Inc.

Deferred Compensation Plan

Effective July 1, 2004

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer on this 1st day of July, 2004.

SCANSOURCE, INC.
(the “Company”)

		By:	/s/ Jeffrey A. Bryson
		Title:	VP of Benefits

ATTEST:

By:	/s/ Amy Pharr
Title:	Manager, Benefits and Compensation

ScanSource, Inc.

Deferred Compensation Plan

Effective July 1, 2004

APPENDIX A

Change in Control

A “Change in Control” of the Company shall occur upon the happening of any of the following:

(a)	The purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 (“Act”), or any comparable successor provisions, other than the trustee of any other trust or plan maintained for the benefit of employees of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally, or the approval by the shareholders of the Company of a reorganization, merger, share exchange or consolidation, in each case, where persons who were shareholders of the Company immediately prior to such reorganization, merger, share exchange or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, surviving or consolidated company’s then outstanding securities; or a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company’s assets.

(b)	Consummation of a business combination between the Company and any entity which has a market capitalization equal to or greater than 80% of the market capitalization of the Company.

(c)	Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a 50% of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) shall be considered as though such person were a member of the Incumbent Board.

(d)	A change of 50% in the Executive Officers of the Company at the level of Executive Vice President, Senior Vice President, Division President, and above within a consecutive twelve (12) month period.

For purposes of this Appendix A, the Incumbent Board, by a majority vote, shall have the power to determine on the basis of information known to them (a) the number of shares beneficially owned by any person, entity or group; (b) whether there exists an agreement, arrangement or understanding with another as to matters referred to in this Appendix A; and (c) such other matters with respect to which a determination is necessary under this Appendix A.

ScanSource, Inc.

Deferred Compensation Plan

Effective July 1, 2004

APPENDIX B

Eligible Employees as of July 1, 2004

Pursuant to Section 3.1, the Employees of the Participating Employers who are eligible to participate in the Plan are as follows:

Group A:	Michael L. Baur Steve H. Owings	President and CEO, ScanSource, Inc. Chairman of the Board

Group B:	Glen D. “Buck” Baker	Senior Vice-President, Merchandising
	Raymond S. Benbenek	Executive Vice-President, Corporate Operations
	John K. Black	President, Catalyst Telecom
	Jeffery A. Bryson	Vice-President, Administration and Investor Relations
	Richard P. Cleys	Vice-President, Finance and CFO
	Paul J. Constantine	Vice-President, Merchandising
	Gregory B. Dixon	Chief Technology Officer
	Andrea D. Meade	Executive Vice-President, Corporate Operations
	Robert S. McLain	Vice-President, Marketing and Business Development
	Gladys Y. More	Vice-President, Merchandising
	Peter J. O’Brien	Vice-President, Partner Services
	Clayton D. Sorensen	President, Paracon

ScanSource, Inc.

Deferred Compensation Plan

Effective July 1, 2004